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                                                                   Exhibit 23.02





                   [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the use in this Registration Statement on Form S-4 of Fairfield Manufacturing Company, Inc., of our report dated January 28, 1999 relating to the financial statements and financial statement schedules of Fairfield Manufacturing Company, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 8, 1999